                                                                    Exhibit 12.1


                           REEBOK INTERNATIONAL LTD.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                             (Dollars in Millions)

                                                              Fiscal Year Ended
                                               ----------------------------------------------
                                                Dec.       Dec.     Dec.      Dec.      Dec.
                                                 31,       31,       31,       31,       31,
                                                1996      1997      1998      1999      2000
                                               -----     -----     -----     -----     -----
     Income from continuing
         operations                            $         $         $         $         $

     Add back:

        Taxes
        Interest expense
        Interest portion of leases              ____      ____      ____      ____      ____

     A)   Income before taxes
             and fixed charges                 $         $         $         $         $
                                               =====     =====     =====     =====     =====

     Fixed charges

        Capitalized interest                   $         $         $         $         $
        Interest expense
        Interest portion of leases              ____      ____      ____      ____      ____

     B)   Fixed charges

     Tax effected preferred stock dividends     ____      ____      ____      ____      ____

     C)   Combined fixed charges
          and preferred stock
          dividends                            $         $         $         $         $
                                               =====     =====     =====     =====     =====

     Ratio of earnings to fixed
       charges (A+B)                           X         X         X         X         X
                                               =====     =====     =====     =====     =====

     Ratio of earnings to combined
       fixed charges and preferred
       stock dividends (A+C)                   X         X         X         X         X
                                               =====     =====     =====     =====     =====
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